                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 13, 2004, relating to the consolidated financial statements of AVANIR Pharmaceuticals and subsidiary, appearing in the Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California
June 20, 2005